UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): May 4, 2011 (April 28, 2011)
JOHN B. SANFILIPPO & SON, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-19681	36-2419677
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
1703 North Randall Road, Elgin, Illinois 60123-7820
(Address of Principal Executive Offices) (Zip Code)
Registrant’s Telephone Number, including Area Code: (847) 289-1800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

John B. Sanfilippo & Son, Inc. (the “Registrant” or “Company”) submits the following information:
ITEM 5.05 Amendments to the Registrant’s Code of Ethics, or Wavier of a Provision of the Code of Ethics
     On April 28, 2011, the Board of Directors of the Company approved and adopted an amendment to our Code of Conduct (as amended, the “Code”). The Code was amended to expressly include responsibilities associated with financial reporting obligations. The approval and adoption of the amendment did not result in any waiver, explicit or implicit, of any provision of the Code. The Code does not replace, but is in addition to, the Company’s separate Code of Ethics.
     The foregoing summary of the amendment is subject to, and qualified in its entirety by, reference to the full text of the Code (a fully amended and restated copy of which is attached hereto as Exhibit 14.1 and incorporated herein by reference). The Code has been posted on the “Investor Relations” section of our website at www.jbssinc.com.
ITEM 9.01 Financial Statements and Exhibits
     (d) Exhibits
     The exhibit furnished herewith is listed in the Exhibit Index which follows the signature page of this Current Report on Form 8-K.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHN B. SANFILIPPO & SON, INC.
(Registrant)

Date: May 4, 2011

	By:	/s/ Michael J. Valentine
Michael J. Valentine
Chief Financial Officer and Group President

EXHIBIT INDEX

Exhibit	Description

14.1	Code of Conduct (as amended and restated in full)